UNSECURED PROMISSORY NOTE

$700,000.00	Burbank, California

February 25, 2005

FOR VALUE RECEIVED, CENTERSTAGING MUSICAL PRODUCTIONS, INC, a Corporation (the “Borrower”), whose address is 3407 Winona Ave. Burbank, CA 91504 promises to pay to JAN & JOHNNY, INC, a Corporation (the “Company”), or order, the principal amount of Six Hundred Seventy Thousand Five Hundred dollars and no cents ($700,000.00), with interest from the date hereof on the unpaid principal balance under this Note at the rate of nine percent (9.0%) per annum.  The principal amount of this Note shall be due and payable in full at its maturity which is February 24, 2015 (The “Maturity Date”). Interest on this note will accrue on a monthly basis at five thousand two hundred and fifty dollars and zero cents ($5,250.00) per month and shall be due and payable concurrently with the principal on the Maturity Date.

All payments under this Note shall be made to the Company or its order, in lawful money of the United States of America funds and delivered to the Company at such place as the Company or any holder hereof shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note shall be payable without defense, set off or counterclaim.

Each payment under this Note shall be applied in the following order: (i) to the payment of costs and expenses provided for under this Note; (ii) to the payment of accrued and unpaid interest; and (iii) to the payment of outstanding principal. The Company and each holder hereof shall have the continuing and exclusive right to apply or reverse and reapply any and all payments under this Note.

This Note may be prepaid in whole or in part at any time.  Any prepayment shall be without penalty except that interest shall be paid to the date of payment on the principal amount prepaid.

No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of the Company or any holder of this Note, and then only to the extent specifically set forth therein.

If any default occurs in any payment due under this Note, the Borrower, and their successors and assigns, promise to pay all costs and expenses, including attorneys’ fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder’s rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the holder’s acceptance of any past due installments or by any indulgence granted by the holder to the Borrower.

This Note shall inure to the benefit of the Company, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of the Borrower. Each reference herein to powers or rights of the Company shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law; provided, that the Company and each holder hereof reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

IN WITNESS WHEREOF, the Borrower and Lender has caused this Note to be duly executed the day and year first above written.

BORROWER

By:

Name:

Title:

LENDER

By:

Name:

Title:

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